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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

MiniMed Distribution Corp., a Delaware corporation

MiniMed International, Inc., a Barbados corporation

MiniMed Development Corp. a Delaware corporation

MiniMed SA, a French corporation

MiniMed GMBH, a German corporation

MiniMed Pty Ltd, an Australian corporation

MiniMed Nordic AB, a Swedish corporation

MiniMed Europe SA, A Belgium corporation

MiniMed Medical Supply, Inc., a Florida corporation

Home Medical Supply, Inc., a Georgia corporation

Home Medical Supply, Inc., a Tennessee corporation

Home Medical Supply, Inc., a California corporation

Home Medical Supply of Michigan, Inc., a Michigan corporation

HMS, Inc., an Alabama corporation

MiniMed Pharmacies, Inc., a Florida corporation

South Broward Medical Arts Pharmacy, Inc., a Florida corporation

Clark Pharmacy, Inc., a Georgia corporation

MiniMed Wholesale Co., a Florida corporation

Medical Management & Marketing of South Florida, a Florida corporation

MiniMed Pharmaceutical Manufacturing, Inc., a Florida corporation